Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2009, relating to the financial statements and financial statement schedules of Post Properties, Inc., and the effectiveness of Post Properties, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Post Properties, Inc. for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Atlanta, Georgia
March 3, 2009